                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

                   Contact:

                   Barbara Lucas      Mark Rothleitner    Samuel Cypert
                   Media Contact      Investor Contact    Investor/Media Contact
                   Black & Decker     Black & Decker      Masco
                   410-716-2980       410-716-3979        313-792-6646



              MASCO CORPORATION AND THE BLACK & DECKER CORPORATION
               SIGN LETTER OF INTENT FOR BLACK & DECKER TO ACQUIRE MASCO'S BALDWIN HARDWARE AND WEISER LOCK BUSINESSES


         Taylor, Michigan (July 1, 2003) - Masco Corporation (NYSE: MAS) and The Black & Decker Corporation (NYSE: BDK) today announced that they have signed a letter of intent in which Black & Decker will purchase from Masco Corporation the Baldwin Hardware and Weiser Lock businesses.

         Baldwin and Weiser, with combined 2002 net sales of approximately $250 million, manufacture and distribute a wide range of architectural and decorative products for the home, including architectural hardware and locksets. The transaction is subject to final negotiation of a definitive purchase agreement, necessary regulatory clearances and Board of Director approvals. The transaction is expected to close later in 2003.

         According to Black & Decker Chairman and CEO Nolan D. Archibald, "The acquisition of these strong brand names provides an excellent strategic opportunity for Black & Decker's further expansion of its lock and door hardware business by offering these products in all price ranges."

         Masco Corporation Chairman and CEO Richard A. Manoogian commented, "We believe that the combination of Baldwin and Weiser with Black & Decker will be advantageous for these businesses since architectural hardware and locksets are core businesses for Black & Decker."

         Headquartered in Taylor, Mich., Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-800-MAS-NEWS, or you may visit Masco's website at www.masco.com.

         Headquartered in Towson, Maryland, Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

         Black & Decker's press releases and other information are available through the Company's toll free number, 1-800-992-3042, or you may visit Black & Decker's website at www.bdk.com.



                                     # # # #

Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com.

Statements in this press release regarding Black & Decker Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the "Forward-Looking Statements" sections in the Company's reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the most recently ended fiscal year and Quarterly Report on Form 10-Q for the most recently ended fiscal quarter. These reports are available on Black & Decker's website at www.bdk.com. Black & Decker undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.